Exhibit 10.9

NOTE MODIFICATION AGREEMENT

DATED JUNE ______,2004

PARTIES:

IBSG International, Inc., a Florida corporation with offices at 1132 Celebration Boulevard, Celebration, Florida 34747 ("International") _____________________________as Trustee of the M & K Trust dated April 16, 2002, with an address at 14035 Sierra Vista Drive, Orlando, Florida 32837 ("Trust")

RECITALS:

A. Trust is the owner and holder of beneficial, legal and equitable title to that certain promissory note dated November 10, 2003 in the face amount of One Million ($1,000,000.00) Dollars made by International to the order of Trust, a copy of which is attached hereto and markedExhibit A(the "Note").

B. International and Trust wish to partially satisfy the Note and to modify the payment terms thereof, all as more particularly set forth hereinbelow.

NOW THEREFORE, the parties hereto have agreed upon the following terms:

TERMS:

1. The foregoing Recitals are true and correct and are incorporated herein.

2. Together with the execution hereof, International shall Pay to Trust, the sum of One Hundred Twenty Five Thousand ($125,000.00); and Issue to Trust, One Million Five Hundred Thousand (1,500,000) shares of its $0.001 par value common capital stock, which stock shall constitute restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, and may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under the Act.

3. Upon payment of the sum, and issuance of the shares as described in paragraph 2, the principal debt remaining on the Note is hereby reduced to One Hundred Twenty Five Thousand ($125,000.00) Dollars, which principal sum shall be due, without interest, on January 2, 2005.

4. Upon payment of the sum, and issuance of the shares as described in paragraph 2, Trust hereby releases its security interest in the assets of International, which were pledged as security for the Note, which shall continue as an unsecured obligation of International. At the request of counsel for International, Trust will execute such other and further documentation as may reasonably be requested in connection with evidencing the reduction of the debt evidenced by the Note and the release of the security interest in the assets of International.

5. Except as modified herein, all terms and conditions of the Note are hereby ratified and confirmed by International.

IN WITNESS WHEREOF, the parties hereto executed this Agreement, and set their respective hands and seals hereto as of the day and year first above written.

Witnesses: M & K Trust

_____________________________

By_______________________________

Print Name______________________

Trustee

IBSG International, Inc., a Florida corporation

______________________________

______________________________

By_____________________________

Print Name______________________

Title____________________________